Exhibit 10.2 Excess of Loss Agreement of Reinsurance No. 9034 with General Reinsurance Corporation effective January 1, 2003

AGREEMENT OF REINSURANCE
NO. 9034

between

PHILADELPHIA INDEMNITY COMPANY
PHILADELPHIA INSURANCE COMPANY
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
(herein collectively referred to as the “Company”)

and

GENERAL REINSURANCE CORPORATION
a Delaware corporation
having its principal offices at
Financial Centre
695 East Main Street P.O. Box 10350
Stamford, Connecticut 06904-2350
(herein referred to as the “Reinsurer”)

In consideration of the promises set forth in this Agreement, the parties agree as follows:

Article I - SCOPE OF AGREEMENT

As a condition precedent to the Reinsurer’s obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company.

This Agreement is comprised of General Articles I through XIII and the Exhibit(s) listed below and each Exhibit which may be made a part of this Agreement. The terms of the General Articles and of the Exhibit(s) shall determine the rights and obligations of the parties. The terms of the General Articles shall apply to each Exhibit unless specifically amended therein. In the event of termination of all the Exhibits made a part of this Agreement, the General Articles shall automatically terminate when the liability of the Reinsurer under said Exhibits ceases.

EXHIBIT A - EXCESS OF LOSS REINSURANCE

of
Property Business

EXHIBIT B - EXCESS OF LOSS REINSURANCE

of
Property Business (Coverage for Terrorism Only)

Article II - PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the

GENERAL REINSURANCE CORPORATION

agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

Article III - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in the applicable Exhibit shall be binding on the Reinsurer, subject to the terms of this Agreement.

Article IV - RECOVERIES

The Company shall pay to or credit the Reinsurer with the Reinsurer’s portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment Expense for recoveries shall be deducted from the amount recovered. However, if the Adjustment Expense incurred in obtaining recoveries exceeds the amount recovered, if any, the excess Adjustment Expense shall be apportioned between the parties in proportion to the liability of each party for the loss before the recovery was obtained.

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.

If the reinsurance under an Exhibit is on a share basis, the recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss. If the reinsurance under an Exhibit is on an excess basis, recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.

Article V - TRIA INUREMENT

As respects any “insured loss”, as defined in the Terrorism Risk Insurance Act of 2002 (“the Act”), for which the Reinsurer makes a payment to the Company under this Agreement, the following provisions shall apply.

If the sum of:

(a)	Financial assistance provided under the Act to the Company and its affiliates, if any, (as “affiliate” is defined in the Act) with respect to all “insured loss” that applies to each “program year”, as defined in the Act; and

GENERAL REINSURANCE CORPORATION

(b)	Amounts due from all reinsurance which the Company and its affiliates, if any, purchase, including but not limited to this reinsurance, all other treaty reinsurance and all facultative reinsurance, and whether collectible or not, under which there is a recoverable for any such “insured loss”, exceeds the amount of the Company’s and its affiliates’, if any, gross “insured loss”, the excess amount shall be allocated to the Reinsurer in the ratio that the Reinsurer’s liability for the “insured loss” under this Agreement bears to the total collectible reinsurance recoverables for the “insured loss” under (b) above.

Upon receipt of payment under the Act by the Company and its affiliates, if any, the Company shall pay to or credit the Reinsurer under this Agreement with the Reinsurer’s share of such excess amount determined in accordance with the preceding paragraph.

Article VI - PREMIUM REPORTS AND REMITTANCES

All reinsurance premium reports required by the Exhibit(s) attached hereto may be sent to:

Client Accounting Unit General Reinsurance Corporation Financial Centre P.O. Box 10353 Stamford, CT 06904-2353

All reinsurance premiums and any other amounts due the Reinsurer may be remitted to the following lockbox address:

General Reinsurance Corporation 75 Remittance Drive Suite 2555 Chicago, IL 60675-2555

Article VII - ERRORS AND OMISSIONS

The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

Article VIII - SPECIAL ACCEPTANCES

Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

GENERAL REINSURANCE CORPORATION

Article IX - RESERVES AND TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer’s portion of unearned premium, if any, claims, losses, and Adjustment Expense.

The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.

Article X - OFFSET

The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, Adjustment Expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

Article XI - INSPECTION OF RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including the Company’s files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer’s right of inspection shall continue after the termination of this Agreement.

Article XII - ARBITRATION

All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.

The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.

Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be disinterested and shall be active or retired officers of property or casualty insurance or reinsurance companies.

The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

GENERAL REINSURANCE CORPORATION

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.

Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

The arbitration shall be held at the times and places agreed upon by the arbitrators.

Article XIII - INSOLVENCY OF THE COMPANY

In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except as otherwise specified in the statutes of any state having jurisdiction of the insolvency proceedings or except where the Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.

The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in

GENERAL REINSURANCE CORPORATION

duplicate,

this 12th day of September 2003,

PHILADELPHIA INDEMNITY COMPANY PHILADELPHIA INSURANCE COMPANY

Christopher J. Maguire

Attest: Florence McCallum

and this 16th day of May, 2003.

GENERAL REINSURANCE CORPORATION

Joan LaFrance Vice President

Attest: Donna DeBitetto

Agreement No. 9034
GENERAL REINSURANCE CORPORATION

EXHIBIT A

Attached to and made a part of
Agreement of Reinsurance No. 9034

EXCESS OF LOSS REINSURANCE
(Per Risk)
of
Property Business

Section 1 - BUSINESS SUBJECT TO THIS EXHIBIT

This Exhibit shall apply to Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, inland marine, commercial multiple peril (property coverages), associations homeowners multiple peril (property coverages), or automobile physical damage (comprehensive and collision) when written on a garage open lot basis and as insurance that is classified by the Company as crime and fidelity when written as part of a package policy, except those lines specifically excluded in the section entitled EXCLUSIONS, on Risks wherever located in the United States of America, its territories and possessions. On policies which provide inland marine coverage beyond these territorial limits, the territorial limits of this Exhibit shall be identical with those of the Company’s policies.

Section 2 - COMMENCEMENT

This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2003, and to policies of the Company in force at 12:01 A.M., January 1, 2003, with respect to claims and losses resulting from Occurrences taking place at and after the aforesaid time and date, and shall continue in force until terminated in accordance with the provisions of the section entitled TERMINATION.

Section 3 - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

SCHEDULE OF REINSURANCE

Class of Business	Company Retention	Limits of Liability of the Reinsurer

		First	Second
		Excess Cover	Excess Cover
Property Business	$2,000,000	$3,000,000	$5,000,000

GENERAL REINSURANCE CORPORATION

The liability of the Reinsurer shall not exceed $9,000,000 under the First Excess Cover nor $15,000,000 under the Second Excess Cover with respect to all Net Loss and Adjustment Expenses combined on all Risks involved in one Occurrence.

Further, the liability of the Reinsurer shall not exceed $18,000,000 under the First Excess Cover nor $15,000,000 under the Second Excess Cover with respect to all Net Loss on all Risks involved in all Occurrences (including Extra Contractual Obligations) taking place during each Agreement Year.

For purposes of the provisions in the preceding paragraph, upon a run off termination of this Exhibit the last completed Agreement Year shall be combined with the remaining period that reinsurance is afforded under this Exhibit to constitute a single Agreement Year.

All insurance written under one or more policies of the Company against the same peril on the same Risk shall be combined, and the Company Retention and the Limits of Liability of the Reinsurer shall be determined on the basis of the sum of all insurance against the same peril and on the same Risk which is in force at the time of a claim or loss.

Section 4 - DEFINITIONS

(a)	Company Retention

This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

(b)	Net Loss

This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except catastrophe reinsurance, whether collectible or not. This term shall include Adjustment Expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include 95% of Extra Contractual Obligations, provided that the Reinsurer is given written notice of circumstances which may result in an Extra Contractual Obligation within 36 months of the later of the termination date of this Exhibit or the termination of reinsurance on the policy under which the Extra Contractual Obligation arose.

Nothing in this definition shall imply that losses are not recoverable hereunder until the Company’s Net Loss has been finally ascertained.

GENERAL REINSURANCE CORPORATION

(c)	Adjustment Expense

This term shall mean expenditures by the Company within the terms of its policies in the direct defense of claims and in connection with Extra Contractual Obligations and as allocated to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and postjudgment interest.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also be deemed to include any expenses incurred by the Company in bringing or in defending a declaratory judgment action brought to determine the Company’s obligations to its insured with respect to a specific claim under a policy (or coverage part thereof) reinsured hereunder. However, the amount of any declaratory judgment expense that may be included in computation of Adjustment Expense shall not exceed the lesser of the amount of insurance under the policy or the Reinsurer’s Limit of Liability for each Risk under this Exhibit.

The date on which a declaratory judgment expense is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

(d)	Extra Contractual Obligations

This term shall mean a loss which is not covered under any other provision of this Exhibit resulting from an action taken by the insured or assignee arising from the Company’s handling of any claim otherwise covered under this Exhibit on the Risks reinsured hereunder which have total amounts of insurance greater than the Company Retention.

The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

There shall be no coverage hereunder where the Extra Contractual Obligation has been incurred due to:

(i)	The fraud or criminal conduct of a member of the Board of Directors, a corporate officer of the Company, or any other employee of the Company, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the investigation, defense or settlement of any claim covered hereunder;

(ii)	An act or omission of an independent claims service organization handling claims on behalf of the Company.

GENERAL REINSURANCE CORPORATION

Any insurance which indemnifies or protects the Company against claims which are the subject matter of this definition shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company’s Net Loss.

(e)	Risk

The Company shall establish what constitutes one Risk at the time of acceptance, provided:

(1)	A Building and its contents, regardless of the number of insureds or policies involved, including time element coverages, shall never be considered more than one Risk.

When two or more Buildings and their contents, including time element coverages, are situated at the same General Location, the Company shall identify on its records at the time of acceptance by the Company those individual Buildings and their contents, including time element coverages, that are to be considered to constitute each Risk; if such identification is not made, each Building and its contents, including time element coverages, shall be considered to be a separate Risk.

When there are known and named extensions of coverage involving other risk locations (including but not limited to suppliers extensions, customer extensions and interdependencies and whether triggered by physical loss at the risk location or another location) that are included and formally recorded on the Company’s records at the time of acceptance of the Risk, all such known and named extensions of coverage shall be included in calculation of the one Risk.

(2)	Unknown, unnamed or unidentified extensions of coverage shall be considered separate Risks. The maximum amount which may be included in Net Loss with respect to each such Risk shall be $250,000. Further, the Limit of Liability of the Reinsurer shall not exceed $500,000 of Net Loss with respect to all such Risks involved in one Occurrence. Such Occurrence limit is part of, and not in addition to the Occurrence limit stipulated in the section entitled LIABILITY OF THE REINSURER.

(f)	Building

This term shall mean each structure enclosed within exterior walls. Exterior walls are defined as walls constructed on the perimeter foundation, regardless of the number of additional structures or roofs placed upon this perimeter foundation.

(g)	Occurrence

This term shall mean a loss or series of losses arising out of one event.

GENERAL REINSURANCE CORPORATION

(h)	General Location

This term shall mean a contiguous and unbroken tract of land surrounded by public roads, railroads, rivers or other natural barriers.

(i)	Agreement Year

This term shall mean each twelve month period commencing on January 1st.

(j)	Company’s Subject Earned Premium

This term shall mean the premium earned by the Company on the business reinsured hereunder, after deduction from such premium earned of the portion paid for share reinsurance which inures to the benefit of the Reinsurer.

Section 5 - EXCLUSIONS

This Exhibit shall not apply to:

(a)	Reinsurance assumed by the Company other than reinsurance of primary business assumed from affiliated companies;

(b)	Nuclear incident per the Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance attached hereto;

(c)	“Self-insurance” or “self-insured obligations”, howsoever styled, of the Company, its affiliates or subsidiaries, or any insurance wherein the Company, its affiliates or subsidiaries, are named as the insured party, either alone or jointly with some other party, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company, its affiliates or subsidiaries, may not be obligated by law to pay a claim to itself, its affiliates or subsidiaries;

(d)	Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

(e)	Any liability of the Company arising from its participation or membership in any insolvency fund;

(f)	Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, as described in paragraph (1) below, or any act of terrorism, as described in paragraphs (2), (3), (4) and (5) below. Such loss or damage is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.

GENERAL REINSURANCE CORPORATION

(1)	War, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any activity that would be included as an “act of terrorism” in paragraphs (2), (3), (4) and (5) below, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(2)	Any “act of terrorism”, as described in paragraphs (3), (4) and (5) below, but only with respect to loss or damage that is not excluded by paragraph (1) above.

(3)	Any act defined as an “act of terrorism” in the Terrorism Risk Insurance Act of 2002.

(4)	Any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.

(5)	Any activity (other than an act described in (3) above), including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an “act of terrorism” for purposes of this exclusion shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(g)	Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $500,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm, earthquake or flood;

(h)	Pollution to the extent excluded in the Company’s policies. Nevertheless, if the insured elects to purchase any “buy back” or additional coverage options, such options shall not be covered hereunder;

(i)	Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

GENERAL REINSURANCE CORPORATION

(j)	Insurance on growing crops;

(k)	Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils;

(l)	Business classified as fidelity; however, this exclusion shall not apply to crime and fidelity with limits no greater than $2,000,000 when written as part of a package policy;

(m)	Credit insurance;

(n)	Business classified as boiler and machinery;

(o)	Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

(p)	Difference in conditions insurance and similar kinds of insurance, howsoever styled;

(q)	Risks which have a total insurable value of more than $250,000,000; however, this exclusion shall not apply if the Company writes 100% of the Risk;

(r)	Losses with respect to overhead transmission and distribution lines and their supporting structures, other than those on or within 1,000 feet of the insured premises. However, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided these are not part of a transmitters’ or distributors’ policy;

(s)	Offshore property Risks;

(t)	Inland marine business with respect to the following:

(1)	Cargo insurance when written as such with respect to ocean vessels;

(2)	Faulty film, tape, processing and editing insurance and cast insurance;

(3)	Drilling rigs for natural fuels;

(4)	Furriers’ customers policies;

(5)	Insurance on livestock under so-called “mortality policies”;

(6)	Mining equipment while underground;

(7)	Registered mail and armored car insurance;

GENERAL REINSURANCE CORPORATION

(u)	Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit);

(v)	Losses arising, directly or indirectly, out of loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, unless such loss arises out of physical damage occurring at the insured’s premises as a result of the following perils to the extent that these perils are covered under this Exhibit: fire, lightning, explosion, windstorm or hail, smoke, aircraft or vehicles, riot or civil commotion, vandalism, sprinkler leakage, sinkhole collapse, volcanic action, falling objects, weight of snow, ice or sleet, water damage, flood and/or earth movement. Nothing in this exclusion shall be construed to extend coverage under this Exhibit to any liability which would not have been covered in the absence of this exclusion;

(w)	Mobile homes unless written as part of a commercial multiple peril policy;

(x)	Watercraft, other than watercraft insured under a standard homeowners policy or when written as part of contents coverage under a commercial multiple peril policy.

If the Company is bound, without knowledge of or contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in this section, these exclusions, except (a) through (f), (h), (j), (l), (m) and (o) shall be suspended with respect to such business until 60 days after an underwriting supervisor of the Company acquires knowledge of such business.

Section 6 - OTHER REINSURANCE

The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.

When the amount of insurance written by the Company on an individual Risk exceeds $15,000,000, the Company may purchase facultative excess of loss or share reinsurance for the excess amount on such Risk. The Company may also purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby. In no event, however, shall the amount required with respect to the Company Retention be reduced.

Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.

GENERAL REINSURANCE CORPORATION

Section 7 - REINSURANCE PREMIUM

The Company shall pay to the Reinsurer:

(a)	For the First Excess Cover, 3.25% of the Company’s Subject Earned Premium;

(b)	For the Second Excess Cover, 1.58% of the Company’s Subject Earned Premium;

(c)	For Capacity Charge, $281,250 per calendar quarter payable in advance of each calendar quarter through December 31, 2004. If this Exhibit is terminated prior to December 31, 2004, any unpaid capacity charge due through December 31, 2004 shall be due and payable as of the termination date.

Section 8 - REPORTS AND REMITTANCES

(a)	Reinsurance Premium

For the First Excess Cover and Second Excess Cover, within 25 days after the close of each calendar quarter, the Company shall render to the Reinsurer a report of the reinsurance premium for the quarter with respect to the Company’s Subject Earned Premium during the quarter, summarizing the reinsurance premium by line of insurance. The amount due the Reinsurer, shall be remitted within 25 days after the close of the quarter.

The Company shall pay to the Reinsurer the Capacity Charge, on or before the beginning of each calendar quarter through December 31, 2004.

(b)	Claims and Losses

The Company shall report promptly to the Reinsurer each claim or loss which in the Company’s opinion may involve the reinsurance afforded by this Exhibit. The Company shall also report promptly to the Reinsurer any action alleging Extra Contractual Obligations against the Company or any declaratory judgment action brought by or against the Company on the business reinsured hereunder. The Company shall advise the Reinsurer of the estimated amount of Net Loss and Adjustment Expense in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss and Adjustment Expense from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer’s portion of Net Loss and the Reinsurer’s portion of Adjustment Expense, if any. The Company shall report to the Rein-

GENERAL REINSURANCE CORPORATION

surer any subsequent changes in the amount of Net Loss and/or Adjustment Expense, and the amount due either party shall be remitted promptly, but within no more than 25 days after receipt of such report.

(c)	P.C.S. Catastrophe Bulletins

The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

(1)	The preliminary estimates of the amount recoverable from the Reinsurer;

(2)	The Reinsurer’s portion of claims, losses, and Adjustment Expenses paid less salvage recovered during each calendar quarter;

(3)	The Reinsurer’s portion of reserves for claims, losses, and Adjustment Expenses at the end of each calendar quarter.

(d)	General

In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer’s quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

Section 9 - AUTOMATIC REINSTATEMENT

The Limit of Liability of the Reinsurer with respect to each Occurrence shall be reduced by an amount equal to the amount of liability paid by the Reinsurer, but that part of the liability of the Reinsurer that is so reduced shall be automatically reinstated from the date of the Occurrence for which payment is made; however, the Limits of Liability of the Reinsurer with respect to all Occurrences taking place during each Agreement Year shall not exceed the amount set forth in the section entitled LIABILITY OF THE REINSURER. In consideration of this automatic reinstatement:

(a)	For each amount so reinstated in the First Excess Cover, there shall be no additional reinsurance premium;

(b)	For first $3,000,000 so reinstated in the Second Excess Cover, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of 50% of the reinsurance premium set forth in sub-paragraph (b) of the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $3,000,000;

GENERAL REINSURANCE CORPORATION

(c)	For the next $3,000,000, so reinstated in the Second Excess Cover, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of 100% of the reinsurance premium set forth in sub-paragraph (b) of the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $3,000,000.

The reinsurance premium so developed for each amount reinstated shall be in addition to the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM.

Section 10 - TERMINATION

Either party may terminate this Exhibit at any time by sending to the other, by registered mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Exhibit, at the Company’s option:

(a)	The Reinsurer shall continue to be liable, with respect to policies in force at the time and ate of termination, for claims and losses resulting from Occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, which ever occurs first. The reinsurance premium for policies in force a the time and date of termination shall be calculated by applying the provisions of the section entitled REINSURANCE PREMIUM to the monthly earned premiums that derive from the unearned premium applicable to policies in force at the time and date of termination.

(b)	The Reinsurer shall not be liable for claims and losses resulting from Occurrences taking place at and after the effective time and date of termination.

Section 11 - MORTGAGEE REINSURANCE ENDORSEMENTS

To induce a mortgagee named in a policy of the Company to accept such policy, the Company and the Reinsurer may agree to name such mortgagee as a third party beneficiary in a Mortgagee Reinsurance Endorsement made a part of this Exhibit. For each such Mortgagee Reinsurance Endorsement so issued, the Company shall indemnify the Reinsurer for any and all liability, loss, cost, or expense the Reinsurer may sustain or incur in excess of its obligations under this Exhibit by reason of the issuance of such Mortgagee Reinsurance Endorsement.

If the Reinsurer becomes liable to a mortgagee under any Mortgagee Reinsurance Endorsement, the Reinsurer shall, to the extent of its liability:

(a)	Benefit pro-rata in reductions of the Company’s loss by salvage, subrogation, compromise, or otherwise.

(b)	Be automatically subrogated to all of the mortgagee’s rights against the Company under the policy.

GENERAL REINSURANCE CORPORATION

(c)	Be completely discharged from its obligation to make any payment to the Company under this Exhibit and be entitled to set off against any amount due from the Reinsurer to the Company under this or any other agreement for any amounts for which the Reinsurer would not be liable except for the existence of such Mortgagee Reinsurance Endorsement.

The Reinsurer shall have the right to cancel any Mortgagee Reinsurance Endorsement by notice to the mortgagee.

Prior to the termination date, the Company shall advise the Reinsurer as to which of the above options shall apply.

Agreement No. 9034
GENERAL REINSURANCE CORPORATION

EXHIBIT B

Attached to and made a part of
Agreement of Reinsurance No. 9034

EXCESS OF LOSS REINSURANCE
(Per Risk)
of
Property Business
(Coverage for Terrorism Only)

Section 1 - BUSINESS SUBJECT TO THIS EXHIBIT

This Exhibit shall apply to Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, inland marine, commercial multiple peril (property coverages), associations homeowners multiple peril (property coverages), or automobile physical damage (comprehensive and collision) when written on a garage open lot basis and as insurance that is classified by the Company as crime and fidelity when written as part of a package policy, except those lines specifically excluded in the section entitled EXCLUSIONS, on Risks wherever located in the United States of America, its territories and possessions. On policies which provide inland marine coverage beyond these territorial limits, the territorial limits of this Exhibit shall be identical with those of the Company’s policies.

Section 2 - TERM

This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., January 1, 2003, and to policies of the Company in force at 12:01 A.M., January 1, 2003, with respect to claims and losses resulting from Terrorism Occurrences taking place at and after the aforesaid time and date, and prior to 12:01 A.M., January 1, 2004.

However, if Exhibit A to this Agreement is terminated within the term stipulated above, this Exhibit will automatically terminate on the same date. In such instance, the Reinsurer shall not be liable for Terrorism Occurrences taking place at and after the time and date of termination and shall return to the Company the reinsurance premium unearned, calculated on the monthly pro rata basis, as of such time and date.

Section 3 - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

GENERAL REINSURANCE CORPORATION

SCHEDULE OF REINSURANCE

Class of Business	Company Retention	Limits of Liability of the Reinsurer

		First	Second
		Excess Cover	Excess Cover
Property Business	$2,000,000	$3,000,000	$5,000,000

The liability of the Reinsurer shall not exceed $8,000,000 with respect to all Net Loss and Adjustment Expenses combined arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from all Terrorism Occurrences taking place during each Agreement Year, regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional. However, all such Net Loss and Adjustment Expense on Risks with total insurable values of more than $50,000,000 shall be excluded hereunder.

All insurance written under one or more policies of the Company against the same peril on the same Risk shall be combined, and the Company Retention and the Limits of Liability of the Reinsurer shall be determined on the basis of the sum of all insurance against the same peril and on the same Risk which is in force at the time of a claim or loss.

Section 4 - DEFINITIONS

(a)	Company Retention

This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

(b)	Net Loss

This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except catastrophe reinsurance, whether collectible or not. This term shall include Adjustment Expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include 95% of Extra Contractual Obligations, provided that the Reinsurer is given written notice of circumstances which may result in an Extra Contractual Obligation within 36 months of the later of the termination date of this

GENERAL REINSURANCE CORPORATION

Exhibit or the termination of reinsurance on the policy under which the Extra Contractual Obligation arose.

Nothing in this definition shall imply that losses are not recoverable hereunder until the Company’s Net Loss has been finally ascertained.

(c)	Adjustment Expense

This term shall mean expenditures by the Company within the terms of its policies in the direct defense of claims and in connection with Extra Contractual Obligations and as allocated to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and postjudgment interest.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also be deemed to include any expenses incurred by the Company in bringing or in defending a declaratory judgment action brought to determine the Company’s obligations to its insured with respect to a specific claim under a policy (or coverage part thereof) reinsured hereunder. However, the amount of any declaratory judgment expense that may be included in computation of Adjustment Expense shall not exceed the lesser of the amount of insurance under the policy or the Reinsurer’s Limit of Liability for each Risk under this Exhibit.

The date on which a declaratory judgment expense is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

(d)	Extra Contractual Obligations

This term shall mean a loss which is not covered under any other provision of this Exhibit resulting from an action taken by the insured or assignee arising from the Company’s handling of any claim otherwise covered under this Exhibit on the Risks reinsured hereunder which have total amounts of insurance greater than the Company Retention.

The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

There shall be no coverage hereunder where the Extra Contractual Obligation has been incurred due to:

(i)	The fraud or criminal conduct of a member of the Board of Directors, a corporate officer of the Company, or any other employee of the Company, acting individually or collectively or in collusion with any individual or corporation or any other

GENERAL REINSURANCE CORPORATION

organization or party involved in the investigation, defense or settlement of any claim covered hereunder;

(ii)	An act or omission of an independent claims service organization handling claims on behalf of the Company.

Any insurance which indemnifies or protects the Company against claims which are the subject matter of this definition shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company’s Net Loss.

(e)	Risk

The Company shall establish what constitutes one Risk at the time of acceptance, provided:

(1)	A Building and its contents, regardless of the number of insureds or policies involved, including time element coverages, shall never be considered more than one Risk.

When two or more Buildings and their contents, including time element coverages, are situated at the same General Location, the Company shall identify on its records at the time of acceptance by the Company those individual Buildings and their contents, including time element coverages, that are to be considered to constitute each Risk; if such identification is not made, each Building and its contents, including time element coverages, shall be considered to be a separate Risk.

When there are known and named extensions of coverage involving other risk locations (including but not limited to suppliers extensions, customer extensions and interdependencies and whether triggered by physical loss at the risk location or another location) that are included and formally recorded on the Company’s records at the time of acceptance of the Risk, all such known and named extensions of coverage shall be included in calculation of the one Risk.

(2)	Unknown, unnamed or unidentified extensions of coverage shall be considered separate Risks. The maximum amount which may be included in Net Loss with respect to each such Risk shall be $250,000. Further, the Limit of Liability of the Reinsurer shall not exceed $500,000 of Net Loss with respect to all such Risks involved in one Occurrence. Such Occurrence limit is part of, and not in addition to the Occurrence limit stipulated in the section entitled LIABILITY OF THE REINSURER.

(f)	Building

This term shall mean each structure enclosed within exterior walls. Exterior walls are defined as walls constructed on the perimeter foun-

GENERAL REINSURANCE CORPORATION

dation, regardless of the number of additional structures or roofs placed upon this perimeter foundation.

(g)	General Location

This term shall mean a contiguous and unbroken tract of land surrounded by public roads, railroads, rivers or other natural barriers.

(h)	Terrorism Occurrence

This term shall mean an Occurrence arising out of any Act of Terrorism, as described in paragraphs (1) and (2) below.

(1)	An Act of Terrorism means an activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause; provided, however, that an Act of Terrorism for purposes of this definition shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state.

(2)	An Act of Terrorism is also deemed to include any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.

(i)	Agreement Year

This term shall mean each twelve month period commencing on January 1st.

Section 5 - EXCLUSIONS

This Exhibit shall be subject to the exclusions set forth in the section entitled EXCLUSIONS of Exhibit A to this Agreement, except that for purposes of this Exhibit, exclusion (f) of said Section is amended to read as follows:

(f)	Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any

GENERAL REINSURANCE CORPORATION

activity that would be included as an Act of Terrorism, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state. Such loss or damage is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.

Section 6 - REINSURANCE PREMIUM

The Company shall pay to the Reinsurer a flat reinsurance premium of $800,000 for the term of this Exhibit.

Section 7 - REPORTS AND REMITTANCES

(a)	Reinsurance Premium

Within 25 days after the close of each calendar quarter, the Company shall pay to the Reinsurer one quarter of the flat reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM.

(b)	Claims and Losses

The Company shall report promptly to the Reinsurer each claim or loss which in the Company’s opinion may involve the reinsurance afforded by this Exhibit. The Company shall also report promptly to the Reinsurer any action alleging Extra Contractual Obligations against the Company or any declaratory judgment action brought by or against the Company on the business reinsured hereunder. The Company shall advise the Reinsurer of the estimated amount of Net Loss and Adjustment Expense in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss and Adjustment Expense from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer’s portion of Net Loss and the Reinsurer’s portion of Adjustment Expense, if any. The Company shall report to the Reinsurer any subsequent changes in the amount of Net Loss and/or Adjustment Expense, and the amount due either party shall be remitted promptly, but within no more than 25 days after receipt of such report.

(c)	General

In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer’s quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

Agreement No. 9034
GENERAL REINSURANCE CORPORATION